EXHIBIT 10.29

EXECUTION COPY

AMENDMENT NO. 4
dated as of October 7, 2005

to

CREDIT AGREEMENT
dated as of October 30, 2003

between

COLLEGIATE FUNDING SERVICES, L.L.C.,
as Borrower

COLLEGIATE FUNDING SERVICES, INC.
(f/k/a CFSL Corp., f/k/a CFSL Holdings Corp.),
as Parent Guarantor

THE SUBSIDIARY GUARANTORS REFERRED TO HEREIN,
as Subsidiary Guarantors

THE LENDERS NAMED HEREIN,
as Lenders

and

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

AMENDMENT NO. 4

AMENDMENT NO. 4 dated as of October 7, 2005 (this “Amendment No. 4”) to the Credit Agreement referred to below, between COLLEGIATE FUNDING SERVICES, L.L.C. (the “Borrower”), COLLEGIATE FUNDING SERVICES, INC. (f/k/a CFSL Corp., f/k/a CFSL Holdings Corp.) (the “Parent”), the SUBSIDIARY GUARANTORS party hereto (the “Subsidiary Guarantors” and, together with the Parent, the “Guarantors”), the LENDERS party hereto (the “Lenders”), and JPMORGAN CHASE BANK, N.A., as Administrative Agent (the “Administrative Agent”).

The Borrower, the Guarantors, the Lenders and the Administrative Agent are parties to a Credit Agreement dated as of October 30, 2003 (as heretofore modified and supplemented and in effect on the date hereof immediately prior to the effectiveness of this Amendment No. 4, the “Credit Agreement”), providing, subject to the terms and conditions thereof, for loans to be made by said Lenders to the Borrower in an aggregate principal amount not exceeding $30,000,000 at any one time outstanding.

The Borrower and the Guarantors have requested that the Lenders agree to certain amendments to the Credit Agreement, and accordingly, the parties hereto hereby agree as follows:

Section 1. Definitions. Except as otherwise defined in this Amendment No. 4, terms defined in the Credit Agreement are used herein as defined therein.

Section 2. Amendments. Subject to the satisfaction of the conditions precedent specified in Section 4, but effective as of the date hereof, the Credit Agreement shall be amended as follows:

2.01. General References. References in the Credit Agreement (including references to the Credit Agreement as amended hereby) to “this Agreement” (and indirect references such as “hereunder”, “hereby”, “herein” and “hereof”) shall be deemed to be references to the Credit Agreement as amended hereby. In addition, references in the Credit Agreement to Schedule IV shall be deemed to be references to Schedule IV annexed to this Amendment No. 4.

2.02. Certain Definitions. Section 1.01 of the Credit Agreement shall be amended by inserting the following new definitions (to the extent not already included in said Section 1.01) in the appropriate alphabetical locations, and by amending in their entirety the following definitions (to the extent already included in said Section 1.01), as follows:

“Applicable Margin” means: (a) with respect to any ABR Loan, 0.50% per annum; and (b) with respect to any Eurodollar Loan, 1.50% per annum.

“Commitment Termination Date” means October 7, 2008 or, if such date is not a Business Day, the immediately preceding Business Day.

“Debt Service” means, for any period, the sum, for the Parent and its Subsidiaries (determined on a combined basis without duplication in accordance with GAAP), of the following: (a) in the case of Loans under this Agreement, the aggregate amount of payments of principal of such Loans that, giving effect to Commitment reductions or terminations scheduled to be made during such period pursuant to Section 2.06(a), were required to be made pursuant to Section 2.07(a) during such period plus (b) in the case of any other Indebtedness (other than Loans and other than the payment of principal of the Seller Notes at scheduled maturity), all regularly scheduled payments or prepayments of principal of such Indebtedness (including the principal component of any payments in respect of Capital Lease Obligations and Synthetic Lease Obligations) made or payable during such period plus (c) all Interest Expense for such period.

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations and Synthetic Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (j) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, provided that the term “Indebtedness” shall not include (i) any Securitization Program Obligations of a Securitization Subsidiary of the Parent or (ii) any obligations of the Borrower or any of its Subsidiaries in respect of breach of warranty claims and indemnity provisions related to any Securitization Program Obligations (not constituting Guarantees of Indebtedness). The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

“Non-FFELP Loans” means student loans made other than pursuant to the Federal Family Education Loan Program under the Higher Education Act and marketed to the respective borrowers, or held, by the Parent or any of its Subsidiaries (including all Securitization Subsidiaries).

“Real Estate Loans” means loans collateralized by an interest in real property owned by the borrower or co-signer thereof and marketed to the respective borrowers, or held, by the Parent or any of its Subsidiaries (including all Securitization Subsidiaries).

“Wholly Owned Subsidiary” means, with respect to any Person at any date, any corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing 100% of the equity or ordinary voting power (other than directors’ qualifying shares) or, in the case of a partnership, 100% of the general partnership interests are, as of such date, directly or indirectly owned, controlled or held by such Person or one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

2.03. Definition of EBITDA. The definition of “EBITDA” in Section 1.01 of the Credit Agreement shall be amended by replacing the period appearing at the end of clause (k) thereof with the word “plus” and by inserting a new clause (l) at the end thereof to read as follows:

“(l) payments made in cash to the Parent or any of its Subsidiaries by any Securitization Subsidiary’s indenture trustee or other similar representative to the extent permitted under such Securitization Subsidiary’s Securitization Documents.”

2.04. Commitment Fee. Section 2.09(a) of the Credit Agreement shall be amended by replacing the percentage “0.5%” appearing therein with the percentage “0.375%”.

2.05. Use of Proceeds. Section 6.11 of the Credit Agreement shall be amended to read in its entirety as follows:

“SECTION 6.11. Use of Proceeds. The proceeds of the Loans shall be used only for the general operating purposes of the Borrower and its Subsidiaries and to finance acquisitions permitted under Section 7.03(e), provided that in no event shall any portion of the proceeds of the Loans be used directly or indirectly to finance the purchase of student loan receivables, it being understood that this Section shall not limit the Borrower’s ability to purchase either completed applications for FFELP Loans or recently disbursed FFELP Loans, in each case in the ordinary course of business.”

2.06. Indebtedness. Section 7.01(e) of the Credit Agreement shall be amended by replacing the figure “$3,000,000” appearing therein with the figure “$6,000,000”.

2.07. Fundamental Changes. The last paragraph of Section 7.03 of the Credit Agreement shall be amended by (i) deleting the word “and” appearing at the end of clause (c) thereof, (ii) replacing the period appearing at the end of clause (d) thereof with a semicolon and the word “and” and (iii) inserting a new clause (e) at the end thereof to read as follows:

“(e) the Borrower or any Wholly Owned Subsidiary of the Borrower may acquire any business, and the related assets, of any other Person (whether by way of purchase of assets or stock, by merger or consolidation or otherwise), so long as:

(i) such acquisition (if by purchase of assets, merger or consolidation) shall be effected in such manner so that the acquired business, and the related assets, are owned either by the Borrower or a Wholly Owned Subsidiary of the Borrower and, if effected by merger or consolidation involving the Borrower, the Borrower shall be the continuing or surviving entity and, if effected by merger or consolidation involving a Wholly Owned Subsidiary of the Borrower, such Wholly Owned Subsidiary shall be the continuing or surviving entity;

(ii) such acquisition (if by purchase of stock) shall be effected in such manner so that the acquired entity becomes a Wholly Owned Subsidiary of the Borrower;

(iii) in the event that the aggregate amount of expenditures in respect of such acquisition shall exceed $10,000,000, the Parent shall have delivered to the Lenders a certificate of a Financial Officer of the Parent (x) demonstrating to the reasonable satisfaction of the Required Lenders that, after giving effect to such acquisition, the Parent will be in compliance with Section 7.09 as at the end of and for each of the first four fiscal quarters ending after the date of such acquisition (the determination of such compliance to be calculated on a projected basis giving effect to such reasonable assumptions made in good faith by the Parent and reasonably approved by the Required Lenders, it being understood that interest for all periods after the date of such acquisition shall be deemed to be equal to the actual weighted average interest rate in effect for the Loans hereunder on the date of such acquisition) and (y) showing calculations in reasonable detail in respect of such projected compliance with Section 7.09; and

(iv) immediately prior to such acquisition and after giving effect thereto, no Default shall have occurred and be continuing and the Borrower shall have taken all action (if any) required to be taken by it pursuant to Section 6.10 as a result of such acquisition.”

2.08. Lines of Business. Section 7.04 of the Credit Agreement shall be amended to read in its entirety as follows:

“SECTION 7.04. Lines of Business. The Parent will not, nor will it permit any of its Subsidiaries to, engage to any material extent in any business other than the business of (a) marketing, origination, servicing, consolidation, purchase and sale of (i) student loans made pursuant to the Higher Education Act to a borrower to finance his or her education that is guaranteed by a Guarantee Agency as defined in the Higher Education Act, (ii) non-FFELP student loans, or (iii) Real Estate Loans; (b) any entrance and exit counseling activities or business; and (c) providing publishing technology to universities.”

2.09. Investments. Clauses (i) of Section 7.05 of the Credit Agreement shall be amended in its entirety to read as follows:

(i) additional Investments by the Borrower and its Subsidiaries up to but not exceeding $25,000,000 in the aggregate at any one time, provided that any such Investment constituting an acquisition of a business, and the related assets, of any other Person shall comply with the requirements of clause (e) of the last paragraph of Section 7.03; and”

2.10. Certain Financial Covenants. Section 7.09 of the Credit Agreement shall be amended by amending paragraphs (d), (e) and (g) thereof to read in their entirety as follows:

“(d) Capital Expenditures. The Parent will not permit the aggregate amount of Capital Expenditures by the Obligors to exceed $12,000,000 in any fiscal year.

(e) Non-FFELP Loans and Real Estate Loans. The Parent will not permit the ratio of (i) the sum of (x) the aggregate outstanding principal amount of Non-FFELP Loans plus (y) the aggregate outstanding principal amount of Real Estate Loans, in each case held by the Parent and its Subsidiaries (including all Securitization Subsidiaries), to (ii) the aggregate outstanding principal amount of all loans held by the Parent and its Subsidiaries (including all Securitization Subsidiaries) at any time to exceed 0.20 to 1, provided that the aggregate outstanding principal amount of Real Estate Loans held by the Parent and its Subsidiaries (including all Securitization Subsidiaries) shall not exceed 10% of the aggregate outstanding principal amount of all loans held by the Parent and its Subsidiaries (including all Securitization Subsidiaries).

(g) Operating Leases. The Parent will not permit the aggregate Rental Payments of the Parent and its Subsidiaries to exceed $5,000,000 during any fiscal year of the Parent.”

2.11. Events of Default. Subsection (n) of Article VIII shall be amended in its entirety to read as follows:

“(n) either one or both of the following events shall occur and be continuing:

(i) the Parent Guarantors shall cease to collectively own 100% of the issued and outstanding membership interests of all classes of the Borrower; and

(ii) during any period of 12 consecutive calendar months, a majority of the Board of Directors of the Parent shall no longer be composed of individuals (A) who were members of said Board on the first day of such period, (B) whose election or nomination to said Board was approved by individuals referred to in clause (A) above constituting at the time of such election or nomination at least a majority of said Board or (C) whose election or nomination to said Board was approved by individuals referred to in clause (A) and (B) above constituting at the time of such election or nomination at least a majority of the Board.”

Section 3. Representations and Warranties. Each Obligor represents and warrants to the Lenders, both immediately prior to this Amendment No. 4 becoming effective and after giving effect thereto, that (a) the representations and warranties of such Obligor set forth in Article IV of the Credit Agreement and in each of the other Credit Documents to which it is a party, are true and correct on and as of the date hereof with the same force and effect as if made on and as of the date hereof (or, if any such representation and warranty is expressly stated to have been made as of a specific date, as of such specific date) and as if each reference in said Article IV to “this Agreement” (or words of similar import) or in such other Credit Documents to “the Credit Agreement” (or words of similar import) included reference to this Amendment No. 4 and (b) no Default has occurred and is continuing.

Section 4. Conditions Precedent. The amendments to the Credit Agreement set forth in Section 2 shall become effective as of the date hereof upon the satisfaction on or before October 7, 2005 of each of the following conditions precedent:

4.01. Amendment No. 4. The Administrative Agent shall have received one or more counterparts of this Amendment No. 4 executed by each Obligor and each Lender.

4.02. Opinions of Counsels to the Obligors. The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the date hereof) of (i) the General Counsel of the Borrower, (ii) Simpson, Thatcher & Bartlett, LLC, New York counsel for the Obligors and (iii) LeClair Ryan, a Professional Corporation, Virginia counsel for the Obligors, in each case covering such matters relating to the Obligors, this Amendment No. 4 or the transactions contemplated hereby as the Lenders shall reasonably request (and each Obligor hereby instructs such counsels to deliver such opinions to the Lenders and the Administrative Agent).

4.03. Corporate Documents. The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of each Obligor, the authorization of the transactions contemplated by this Amendment No. 4 and any other legal matters relating to the Obligors, this Amendment No. 4 or the transactions contemplated hereby, all in form and substance satisfactory to the Administrative Agent and its counsel.

4.04. Officer’s Certificate. The Administrative Agent shall have received a certificate, dated the date hereof and signed by a Financial Officer of the Borrower, in respect of the matters set forth in Section 3, in form and substance satisfactory to the Administrative Agent and its counsel.

4.05. Payment of Fees. The Administrative Agent shall have received evidence satisfactory to the Administrative Agent of payment (or irrevocable instructions for payment) by the Borrower in full of the fees provided for in the fee letter dated October 3, 2005 addressed by the Borrower to the Administrative Agent (including the reasonable accrued fees and expenses of counsel to JPMCB) in connection with this Amendment No. 4.

4.06. Other Documents. The Administrative Agent shall have received such other documents as the Administrative Agent may reasonably request.

Section 5. Confirmation of Guarantees and Security Interests. Each of the Guarantors, by its execution of this Amendment No. 4, hereby consents to this Amendment No. 4 and confirms and ratifies that all of its obligations as a Guarantor under the Credit Agreement (including, without limitation, Article III thereof) shall continue in full force and effect for the benefit of the Administrative Agent and the Lenders with respect to the Credit Agreement as amended hereby. Each of the Obligors, by its execution of this Amendment No. 4, hereby confirms that the security interests granted by it under each of the Security Documents to which it is a party shall continue in full force and effect in favor of the Administrative Agent for the benefit of the Lenders and the Administrative Agent with respect to the Credit Agreement as amended hereby.

Section 6. Miscellaneous. Except as herein provided, the Credit Agreement shall remain unchanged and in full force and effect. This Amendment No. 4 may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument and any of the parties hereto may execute this Amendment No. 4 by signing any such counterpart. This Amendment No. 4 shall be governed by, and construed in accordance with, the law of the State of New York.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 4 to be duly executed and delivered as of the day and year first above written.

BORROWER

COLLEGIATE FUNDING SERVICES, L.L.C.

by COLLEGIATE FUNDING SERVICES, INC.,

as member

By

Name:

Title:

PARENT GUARANTOR

COLLEGIATE FUNDING SERVICES, INC. (f/k/a CFSL Corp., f/k/a CFSL Holdings Corp.)

By

Name:

Title:

SUBSIDIARY GUARANTORS

COLLEGEXIT.COM, L.L.C.

By

Name:

Title:

CFS SERVICING, LLC

By

Name:

Title:

CFS-SUNTECH SERVICING LLC

By

Name:

Title:

MEMBERS CONNECT INC.

By

Name:

Title:

EGRAD, LLC

By

Name:

Title:

COLLEGE PUBLISHER, INC.

By

Name:

Title:

LENDERS

JPMORGAN CHASE BANK, N.A.,

individually and as Administrative Agent

By

Name:

Title:

BANK OF AMERICA, N.A.

By

Name:

Title:

SCHEDULE IV

LITIGATION

Valley Acceptance Corporation. Valley Acceptance Corporation (a now defunct collection agency) submitted fraudulent referrals to CFS (erroneous handwritten payment histories) that SunTrust funded. In May 2000, the FBI contact CFS regarding Valley’s falsification of information and, to the best of our knowledge from the closed Grand Jury proceedings (as evidenced by our not being called to the Grand Jury proceedings), cleared CFS of any involvement. CFS may have some residual liability to the guarantor or to SunTrust if loans default and guarantee agency or SunTrust comes back to CFS based on the representations and warranties. The total number of loans funded for Valley Acceptance was comprised of 633 loans for $3,932,947.83. As of September 2005, loans in an approximate amount of $358,500 have been repaid in full. To date, CFS has not purchased any Valley Acceptance loans as a result of default.